UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2013

Luna Innovations Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-52008	54-1560050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Riverside Circle, Suite 400

Roanoke, Virginia 24016

(Address of principal executive offices, including zip code)

540-769-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2013, the Compensation Committee of the Board (the “Compensation Committee”) of Luna Innovations Incorporated (the “Company”) approved a senior management incentive plan (the “Plan”) for the Company’s year ending December 31, 2013 for its Chief Technology Officer, Mark E. Froggatt. For Mr. Froggatt, the Plan supersedes the senior management incentive plan adopted by the Compensation Committee on March 26, 2013 and described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the Securities and Exchange Commission on March 29, 2013.

The Plan is designed to reward Mr. Froggatt for his role in the Company’s achievement of certain corporate objectives for 2013. Pursuant to the Plan, the Compensation Committee set the target cash bonus payout for him at 50% of his base salary as of December 31, 2013, with a minimum payout equal to 5% of such base salary and a maximum payout equal to 75% of such base salary.

A bonus under the Plan for Mr. Froggatt will be based upon the extent to which the Company’s Lightwave Division, which consists principally of the Company’s Products & Licensing business segment in addition to the Company’s optical systems group for technology development, achieves a certain target for revenue (75% weighting) and a certain target for income before allocation of general corporate overhead expenses (25% weighting).

Amounts earned under the Plan, if any, would be paid following approval by the Compensation Committee and the audit of the Company’s financial statements for the year ending December 31, 2013.

The foregoing description of the Plan is not complete and is qualified in its entirety by reference to the Plan, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2013.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Company’s 2013 Annual Meeting of Stockholders of held on May 21, 2013 (the “2013 Annual Meeting”), the Company’s stockholders approved the following matters, as proposed in the proxy materials filed with the Securities and Exchange Commission on April 16, 2013.

Election of Directors

Richard W. Roedel and Kent A. Murphy, Ph.D. were elected as Class I directors of the Company to serve until the 2016 Annual Meeting of Stockholders as follows:

	For	Withheld

Richard W. Roedel	7,342,217	38,281

Kent A. Murphy, Ph.D.	7,350,716	29,782

Advisory Vote- Compensation of Named Executive Officers

The approval, on an advisory basis, of the compensation of the Company’s named executive officers, as disclosed in the proxy statement, passed as follows:

For	Against	Abstain	Broker Non-Votes

11,461,613	159,408	12,085	4,188,103

Advisory Vote –Frequency of Advisory Votes on Executive Compensation

The outcome of the advisory vote regarding the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers, was as follows:

1 Year	2 Years	3 Years	Abstain

4,455,929	12,992	93,600	11,369

The Company has considered the outcome of this advisory vote and, consistent with the recommendation of the Company’s board of directors with respect to this proposal set forth in the proxy statement for the 2013 Annual Meeting, the Company has determined it will hold an annual advisory vote on executive compensation.

Ratification of Selection of Independent Auditors

The ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 was approved as follows:

For	Against	Abstain	Broker Non-Votes

11,461,613	66,972	40,016	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luna Innovations Incorporated

By:	/s/ Talfourd H. Kemper, Jr.
Talfourd H. Kemper, Jr.
Vice President and General Counsel

Date: May 24, 2013